Exhibit 99.1

Investor Relations:
Jeffrey Potter
Vice President, Corporate Development
& Investor Relations
813-290-6313
Jeff.Potter@wellcare.com

WELLCARE ANNOUNCES SECOND QUARTER NET INCOME OF
$8.9 MILLION, UP 37% OVER PRIOR YEAR QUARTER

•	Membership increased to 695,000 as of June 30, 2004, representing 42% growth over the prior year quarter, including 23% organic growth.

•	Total revenues increased 26% over prior year quarter to $321.4 million.

•	Entered into Illinois and Indiana through acquisition of Harmony Health Systems, Inc.

•	Executing on Medicare expansion strategy, with applications filed for six new counties year-to-date.

•	Awarded S-CHIP contracts by Florida Healthy Kids Corporation to begin serving six new counties in Florida, effective October 1, 2004.

Tampa, Florida (August 11, 2004) — WellCare Health Plans, Inc. (NYSE: WCG) today announced results for the second quarter ended June 30, 2004. Net income for the quarter ended June 30, 2004 was $8.9 million, or $0.23 per adjusted diluted share, representing an increase of 37% over the prior year quarter. Membership increased to 695,000 as of June 30, 2004, representing 42% growth over the prior year quarter, including 23% organic growth. Total revenues were $321.4 million for the quarter ended June 30, 2004, up 26% from $254.2 million in the same period of 2003.

“Our continued strong growth results from the partnerships we have established with federal and state governments,” said Todd S. Farha, President and Chief Executive Officer of WellCare Health Plans, Inc. “Our government partners increasingly rely on managed care plans to deliver high quality care along with cost savings.”

Medical benefits were $263.8 million, representing 82.2% of premium revenues, as compared with $208.1 million, representing 82.2% of premium revenues, for the quarter ended June 30, 2003. Selling, general and administrative expense was $39.1 million for the quarter ended June 30, 2004, representing 12.2% of total revenues, as compared with $30.3 million, or 11.9% of total revenues, for the same quarter in 2003. Net income for the quarter ended June 30, 2004 was $8.9 million, or $0.23 per adjusted diluted share, versus net income of $6.5 million, or $0.17 per adjusted diluted share, in the prior year period.

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WCG Announces Second Quarter Results

August 11, 2004

Expansion Update

On June 3, 2004, the Company completed its acquisition of Harmony Health Systems, Inc., representing 94,000 additional members as of June 30, 2004. The acquisition was immediately accretive and contributed approximately $0.5 million of net income for the one month of its inclusion in the second quarter. “With the addition of Harmony, we serve two attractive new Medicaid markets, Illinois and Indiana. Both states also represent opportunities for our Medicare expansion strategy,” stated Farha. “We are now the largest Medicaid managed care plan in both Florida and Illinois.”

The Company continues to capitalize on the opportunity created by Medicare reform through its Medicare expansion strategy. The Company has filed expansion applications with the Centers for Medicare & Medicaid Services (CMS) for six new counties year-to-date. In July, the Louisiana Department of Insurance approved the Company’s license, and the Company’s Medicare expansion application for Louisiana is currently pending with CMS. In addition, in June, the Company was awarded contracts by the Florida Healthy Kids Corporation, Florida’s S-CHIP program, to begin serving six new counties in Florida, effective October 1, 2004.

Balance Sheet and Cash Flow Highlights

In July 2004, WellCare completed an initial public offering of approximately 7.3 million shares. A selling stockholder of the Company sold an additional 1.1 million shares, pursuant to the underwriters’ exercise in full of their over-allotment option, from which the Company received no proceeds. Net proceeds to the Company from the offering were approximately $114.1 million, after payment of underwriting discounts, commissions and expenses, and will be used for working capital and to support the growth of the Company.

Cash and cash equivalents at June 30, 2004 were $215.3 million. Investments included in current assets at June 30, 2004 were $39.1 million. The Company had positive cash flow from operations of $20.9 million on an adjusted basis after excluding the change in unearned premiums of $49.5 million. Cash used in operations was $28.6 million on a GAAP basis, which does not include this adjustment. The Company believes excluding changes in unearned premiums is a better measure of cash flow from operations as changes in unearned premiums are strictly a function of the timing of cash receipts from federal and state agencies at the end of the period.

Days in claims payable, including Harmony, was 56 at the end of the second quarter compared with 54 at the end of the first quarter of 2004. The two-day increase was due to the impact of Harmony and the timing of the claim payments at the end of the quarter.

The Company entered into a new $160 million term loan in May 2004. Proceeds were used to complete the Harmony acquisition as well as to prepay a portion of certain long-term indebtedness. These prepayments resulted in a net $0.4 million one-time gain during the second

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WCG Announces Second Quarter Results

August 11, 2004

quarter. Total long-term debt, including a note payable to related party, was $185.9 million at June 30, 2004.

Membership

	June 30,	June 30,
	2004	2003
Florida	510,000	423,000
New York	63,000	47,000
Connecticut	28,000	19,000
Illinois	59,000	0
Indiana	35,000	0

Total	695,000	489,000

	June 30,	June 30,
	2004	2003
TANF	491,000	341,500
SSI	54,000	49,000
SCHIP	96,000	44,000
FHP	12,000	5,500
Medicare	42,000	41,000
Commercial	0	8,000

Total	695,000	489,000

Operating Statistics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Medical benefits ratio	82.2%	82.2%	82.8%	83.8%
Selling, general and administrative expense ratio	12.2%	11.9%	12.2%	11.4%

	June 30,	March 31,
	2004	2004
Days in claims payable	56	54

Guidance

The Company also announced that it expects to report full year 2004 revenues in the range of $1.33 — $1.35 billion, and net income of $1.15 to $1.18 per adjusted diluted share.

In closing, Mr. Farha added, “In addition to our strong financial performance during the quarter, our focus on delivering high quality health care for our members was validated when the Accreditation Association for Ambulatory Health Care, Inc. (AAAHC) granted us a full three-year accreditation based on the quality service we provide.”

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WCG Announces Second Quarter Results

August 11, 2004

Adjusted Earnings Per Diluted Share

Adjusted earnings per diluted share, a non-GAAP financial measure, is calculated giving effect to the Company's change in capital structure effected in connection with its recent initial public offering. Adjusted earnings per diluted share is reconciled to GAAP net income per common unit in the accompanying supplemental data. Because adjusted earnings per share is not a measurement determined in accordance with accounting principles generally accepted in the United States of America and is thus susceptible to varying calculations, it may not be comparable to other similarly titled measures of other companies. Please see the accompanying supplemental data schedule for further information.

Conference Call

The live broadcast of WellCare’s conference call will begin at 5:30 p.m. Eastern time on August 11, 2004. A 30-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.wellcare.com, under the Investor Relations section, or at www.fulldisclosure.com.

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare serves 695,000 members in Florida, New York, Connecticut, Illinois, and Indiana. For more information about WellCare, please visit the Company’s web site at www.wellcare.com.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, including statements related to WellCare’s expected 2004 financial results, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the potential expiration, cancellation or suspension of WellCare’s state or federal contracts; WellCare’s ability to accurately predict and effectively manage health benefits and other operating expenses; WellCare’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws; potential reductions in funding for government healthcare programs; risks associated with WellCare’s acquisition strategy; and risks associated with WellCare’s substantial debt obligations. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the prospectus from WellCare’s initial public offering, as filed with the Securities and Exchange Commission on July 1, 2004. WellCare specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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WCG Announces Second Quarter Results

August 11, 2004

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per unit and pro forma per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues:
Premium	$320,740	$253,232	$621,990	$503,858
Investment and other income	691	925	1,277	1,856

Total revenues	321,431	254,157	623,267	505,714
Expenses:
Medical benefits	263,784	208,114	515,219	422,131
Selling, general and administrative	39,121	30,253	75,912	57,572
Depreciation and amortization	2,026	1,764	3,685	4,496
Interest	1,846	2,805	4,111	4,384

Total expenses	306,777	242,936	598,927	488,583

Income before income taxes	14,654	11,221	24,340	17,131
Income tax expense	5,718	4,713	9,582	7,195

Net income	8,936	6,508	14,758	9,936
Class A common unit yield	(1,601)	(1,478)	(3,172)	(2,926)

Net income attributable to common units	$7,335	$5,030	$11,586	$7,010

Net income attributable per common unit:
Basic	$0.26	$0.19	$0.42	$0.26
Diluted	$0.23	$0.18	$0.36	$0.25
Pro forma net income attributable per common share(1):
Basic	$0.32	$0.23	$0.51	$0.32
Diluted	$0.28	$0.22	$0.44	$0.31
Pro forma weighted average common shares outstanding(1):
Basic	22,668,819	21,699,284	22,561,532	21,614,795
Diluted	26,228,603	23,151,122	26,214,381	22,852,440

(1)	Reflects the pro forma effects of automatic conversion of all outstanding common units into shares of the Company’s common stock effective upon the closing of the Company’s initial public offering, but does not include any common stock issued in conjunction with the initial public offering. The Company’s historical capital structure is not indicative of its current structure due to the automatic conversion of all units into common stock and issuance of new common stock concurrent with the closing of the Company’s initial public offering. Accordingly, historical basic and diluted net income attributable per common unit should not be used as an indicator of the future earnings per common share.

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WCG Announces Second Quarter Results

August 11, 2004

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands, except unit and pro forma share data)

			Pro forma
			Stockholders'
			Equity at
	June 30,	Dec. 31,	June 30,
	2004	2003	2004(1)
ASSETS
Current Assets:
Cash and cash equivalents	$215,260	$237,321
Investments	39,056	33,778
Premiums and other receivables	31,219	12,792
Prepaid expenses and other current assets	10,260	3,663
Deferred income taxes	12,768	12,036

Total current assets	308,563	299,590
Property and equipment, net	5,175	4,717
Goodwill	185,402	158,725
Other intangibles, net	19,136	12,403
Restricted assets	26,854	21,392
Deposits	293	280

TOTAL ASSETS	$545,423	$497,107

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Medical benefits payable	$173,697	$148,297
Unearned premiums	26,861	76,248
Accounts payable and accrued expenses	35,424	29,830
Income taxes payable	—	143
Deferred income taxes	—	1,252
Current portion of notes payable to related party	—	48,170
Current portion of long-term debt	1,594	—

Total current liabilities	237,576	303,940
Note payable to related party	28,241	71,568
Long-term debt	157,627	16,017
Accrued interest	1,173	1,782
Deferred income taxes	4,806	3,971
Other liabilities	250	252

Total liabilities	429,673	397,530
Commitments and contingencies
Members’ Equity:
Preferred Units, no par value (no units issued or outstanding)	—	—
Class A Common Units, no par value (23,530,225 and 23,507,839 units issued and outstanding)	—	—
Class B Common Units, no par value (2,287,037 and 0 units issued and outstanding)	—	—
Class C Common Units, no par value (4,807,508 and 4,482,508 units issued and outstanding)	—	—
Preferred Stock, $0.01 par value (20,000,000 authorized, no units issued or outstanding)	—	—
Common Stock, $0.01 par value (100,000,000 authorized, 29,735,757 and 29,737,421 shares issued and outstanding), pro forma	—	—	$ 297
Paid-in capital	72,799	71,382	72,502
Retained earnings	42,952	28,194	42,952
Accumulated other comprehensive income	(1)	1	(1)

Total stockholders’ equity	115,750	99,577	$115,750

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$545,423	$497,107

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WCG Announces Second Quarter Results

August 11, 2004

(1)	Reflects the pro forma effects of automatic conversion of all outstanding common units into shares of the Company’s common stock effective upon the closing of the Company’s initial public offering, but does not include any common stock issued in conjunction with the initial public offering. The Company’s historical capital structure is not indicative of its current structure due to the automatic conversion of all units into common stock and issuance of new common stock concurrent with the closing of the Company’s initial public offering. Accordingly, historical basic and diluted net income attributable per common unit should not be used as an indicator of the future earnings per common share. Does not include net proceeds of $114.1 million from the Company's initial public offering.

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WCG Announces Second Quarter Results

August 11, 2004

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, dollars in thousands)

	Six Months Ended
	June 30,
	2004	2003
Cash from operating activities:
Net income	$14,758	$9,936
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	3,685	4,496
Realized gains on investments	(2)	—
Equity-based compensation expense	1,322	—
Accreted interest	298	301
Provision for doubtful receivables	1,547	3,947
Net gain on loan prepayment	(2,697)	—
Changes in operating accounts, net of effect of acquisition:
Premiums and other receivables	(2,809)	(460)
Prepaid expenses and other current assets	(6,538)	(3,332)
Deferred income tax asset	373	—
Medical benefits payable	7,240	20,965
Unearned premiums	(49,489)	(22,799)
Accounts payable and other accrued expenses	2,822	3,966
Accrued interest	(609)	2,820
Taxes payable and deferred liability	1,516	(8,910)
Other, net	—	564

Net cash (used in) provided by operating activities	(28,583)	11,494

Cash from investing activities:
Purchase of business	(36,542)	—
Proceeds from sale and maturities of investments	48	1,487
Purchases of investments	(5,327)	(14,626)
Purchases and depositions of restricted investments	(4,886)	(540)
Additions to property and equipment, net	(1,274)	(1,649)

Net cash used in investing activities	(47,981)	(15,328)

Cash from financing activities:
Contribution of capital	95	100
Proceeds from debt issuance, net	159,200	14,568
Payments on debt	(104,792)	(21,220)

Net cash provided by (used in) financing activities	54,503	(6,552)

Net decrease in cash and cash equivalents	(22,061)	(10,386)
Cash and cash equivalents at beginning of period	237,321	146,784

Cash and cash equivalents at end of period	$215,260	$136,398

Supplemental disclosures of cash flow information:
Cash paid for taxes	$4,601	$7,256

Cash paid for interest	$6,021	$130

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WCG Announces Second Quarter Results

August 11, 2004

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Reconciliation of Adjusted Earnings Per Share to Net Income Attributable Per Common Unit (1)
Net income attributable to common unit	$7,335	$5,030	$11,586	$7,010
plus reconciling item:
Class A common unit yield (2)	1,601	1,478	3,172	2,926

Net income	$8,936	$6,508	$14,758	$9,936

Adjusted earnings per share:
Basic	$0.24	$0.18	$0.40	$0.27
Diluted	$0.23	$0.17	$0.38	$0.26
Number of outstanding shares used in computing per share amounts (3):
Adjusted basic common shares outstanding	37,069,090	37,069,090	37,069,090	37,069,090
Adjusted diluted common shares outstanding	38,871,400	38,871,400	38,871,400	38,871,400

(1)	Management believes that adjusted earnings per diluted share provides a better financial measure of the Company’s ongoing performance than the corresponding measure determined in accordance with accounting principles generally accepted in the United States of America, net income attributable per common unit. Adjusted income and adjusted earnings per share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. Because adjusted income and adjusted earnings per share are not measurements determined in accordance with accounting principles generally accepted in the United States of America and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies.

(2)	The Class A common unit yield was converted into shares of common stock in connection with a reorganization completed by the Company in conjunction with its initial public offering of shares of common stock. Subsequent to the reorganization and conversion of the Class A common units and its respective yield, no additional yield will accrue in future periods.

(3)	Reflects outstanding common units and common unit options, as applicable, at the initial public offering that were converted into shares of common stock plus common stock options issued contemporaneously with the offering, as applicable, and common stock sold in the initial public offering.

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